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EXHIBIT 99.1
                                MEDICAL GRAPHICS CORPORATION

                                  PRO FORMA BALANCE SHEET

                                       (UNAUDITED)
                                      (IN THOUSANDS)

                                                                    SEPTEMBER 30, 1997

                                                           ACTUAL      ADJUSTMENT    PRO FORMA
                                                           -------     ----------    ---------
ASSETS
 CURRENT ASSETS
  Cash                                                   $    251         $1,500       $  1,751
  Accounts receivable, net                                  3,265                         3,265

  Inventories:
   Purchased components and work in progress                2,951                         2,951
   Finished goods                                           2,005                         2,005
                                                         --------         ------       --------
                                                            4,956              0          4,956

  Prepaid expenses                                            227                           227
                                                         --------         ------       --------
    TOTAL CURRENT ASSETS                                    8,699          1,500         10,199

 EQUIPMENT AND FIXTURES                                     3,964                         3,964
  Less accumulated depreciation                             2,967                         2,967
                                                         --------         ------       --------
                                                              997              0            997

 SOFTWARE PRODUCTION COSTS (NET)                              389                           389

 OTHER ASSETS                                                  15                            15
                                                         --------         ------       --------
                                                         $ 10,100         $1,500       $ 11,600
                                                         --------         ------       --------
                                                         --------         ------       --------
LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
  Accounts payable                                       $  2,770         $   30       $  2,800
  Note payable                                              2,557                         2,557
  Employee compensation                                       646                           646
  Deferred service contract revenue                           882                           882
  Warranty reserve                                            720                           720
  Other liabilities and accrued expenses                      858                           858
                                                         --------         ------       --------
    TOTAL CURRENT LIABILITIES                               8,433             30          8,463

 LONG-TERM ACCOUNTS PAYABLE FINANCED WITH VENDORS           1,359                         1,359

 SHAREHOLDERS' EQUITY
  Common stock                                                153             18            171
  Additional paid-in-capital                               12,340          1,452         13,792
  Retained deficit                                        (12,185)                      (12,185)
                                                         --------         ------       --------
                                                              308          1,470          1,778
                                                         --------         ------       --------
                                                         $ 10,100         $1,500       $ 11,600
                                                         --------         ------       --------
                                                         --------         ------       --------
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